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                                                                 EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration
Statement on Form S-3 (No. 333-      ) and in the related Resale Prospectus,
of our report, dated February 11, 2000, relating to the financial statements of Commonwealth Biotechnologies, Inc., included in the 1999 Annual Report to Stockholders and incorporated by reference in the Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


                                                  /s/ McGladrey & Pullen, LLP


Richmond, Virginia
December 1, 2000